Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

BERKSHIRE GREY, INC.,

a Delaware corporation

ARTICLE I

Offices

Section 1. The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Section 2. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the corporation (the “Board of Directors”) may from time to time determine.

ARTICLE II

Meetings of Stockholders

Section 1. All meetings of the stockholders for the election of directors shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication as provided herein, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, if any, within or without the State of Delaware, or by means of remote communication as provided herein, as shall be stated in the notice or waiver of notice of such meeting. The Board of Directors, in its sole discretion, may designate that any meeting of the stockholders shall be conducted solely by means of remote communication. The Board of Directors, in its sole discretion, may also determine, with respect to any meeting of the stockholders, whether stockholders may (i) participate in such meetings by means of remote communication and (ii) be deemed present in person and vote by means of remote communication; provided, however, that the Board of Directors may only permit (i) and (ii) above if the corporation has implemented measures (a) to verify that each person deemed present and permitted to vote at such meeting by means of remote communication is a stockholder or proxyholder, (b) to provide such stockholders and proxyholders with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (c) to ensure that a record of any vote or other action taken by any such stockholder or proxyholder present and participating at the meeting by means of remote communication is maintained by the corporation.

Section 2. The Annual Meeting of the stockholders for the election of directors and for the transaction of any other proper business, shall be held on the first Tuesday of April in each year, or on such other day as may be fixed by the Board of Directors in each year commencing with the fiscal year 2014.

Section 3. Written notice of the Annual Meeting stating the place, if any, the date and hour of the meeting and the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the certificate of incorporation, may be called by the president or the secretary and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors or at the request in writing of the holders of not less than twenty-five percent of the shares of common stock of the corporation issued and outstanding and entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting.

Section 5. Written notice of a special meeting stating the place, if any, the date and hour of the meeting, the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such a meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Notice of any meeting of the stockholders need not be given to any stockholder who shall be present at such meeting.

Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8. At each meeting of the stockholders, except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the issued and outstanding shares of each class of stock entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting in accordance with the original notice. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these Amended and Restated Bylaws of the Corporation (these “Bylaws”) a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. At each meeting of the stockholders, each stockholder shall, unless otherwise provided by the certificate of incorporation, be entitled to one vote in person or by proxy for each share of stock held by such stockholder which has voting power upon the matter in question, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

Section 11. Any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. A telegram, cablegram or other electronic transmission (as defined by the General Corporation Law of the State of Delaware) consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section; provided that such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine that (i) the telegram, cablegram or electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation as described above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

Board of Directors

Section 1. The number of directors which shall constitute the whole board initially shall be one (1) and thereafter shall be such as from time to time may be fixed by resolution of the Board of Directors at a duly held regular or special meeting.

Section 2. Directors shall, except as otherwise required or provided by statute or by the certificate of incorporation, be elected by a majority of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election.

Section 3. Any director may resign at any time by giving notice, either in writing or by electronic transmission, to the president or the secretary. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Any director may be removed, either with or without cause, at any time by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote in the election of directors, at a special meeting of the stockholders called for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders as set forth in Section 2 of this Article at such meeting.

Section 5. Except as set forth in Section 4 of this Article, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office although less than a quorum or by a sole remaining director.

Section 6. After each annual election of directors and on the same day, the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where regular meetings of the Board of Directors are held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed (or, if by electronic transmission, delivered) by all the directors.

Section 7. Regular meetings of the Board of Directors may be held at such places and at such times as the board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

Section 8. Special meetings of the Board of Directors shall be held whenever called by the president or the secretary or any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to each director at each director’s residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to each director by telegraph, cable or by electronic transmission so addressed, or shall be delivered personally or by telephone, at least 24 hours before the time the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise provided by statute or by these Bylaws. Notice of any meeting of the board need not be given to any director who shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given, if all of the directors then in office shall be present thereat.

Section 9. Except as otherwise provided by statute or by these Bylaws, a majority of the directors then in office shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the directors present at the meeting shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the director or directors present may adjourn any meeting from time to time until a quorum is allowed. Notice of any adjourned meeting need not be given.

Section 10. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and such written consent or electronic transmission is filed with the minutes or proceedings of the board or such committee; provided that such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.

Section 11. Nothing herein contained shall be construed so as to preclude any director from serving the corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefor.

Section 12. The Board of Directors, by resolution passed by a majority of the whole board, may designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV

Notices

Section 1. Whenever under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director or stockholder, at its, his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile, telegraph, cable or by electronic transmission, and such notice shall be deemed to be given when the same shall be filed. Notice to directors may also be given in person or by telephone, and such notice shall be deemed to be given when the same shall be delivered.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver delivered by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 3. Notwithstanding Section 1 of this Article IV, any notice to stockholders given by the corporation pursuant to the provisions of the statutes, the certificate of incorporation or these Bylaws shall, unless otherwise provided by statute, be effective if given by a form of electronic transmission if the stockholder to whom the notice is given by electronic transmission has consented to the corporation giving notice by such form of electronic transmission. Any such consent to such form of notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary or the transfer agent or other person responsible for the giving of notice. The inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

ARTICLE V

Officers

Section 1. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and, if the board shall so determine, such other subordinate officers as may be appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. The officers shall be elected annually by the Board of Directors, and except in the case of officers appointed in accordance with the provisions of Section 3 of this Article, each shall hold office until the next annual election of officers and until his or her successor shall have been elected and qualified, unless his or her death, resignation or removal from office, in the manner hereinafter provided, shall earlier occur.

Section 3. In addition to the officers named in Section 1 of this Article, the corporation may have such other officers and agents as may be deemed necessary or desirable by the Board of Directors. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the Board of Directors.

Section 4. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, to the president or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Any officer may be removed, either with or without cause, by action of the directors.

Section 6. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

Section 7. The president shall have direct charge of the business of the corporation, subject to the general control of the Board of Directors, and shall be the chief executive officer of the corporation.

Section 8. In the event of the absence or disability of the president, the vice president, or, in case there shall be more than one vice president, the vice president designated by the Board of Directors, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. Except where by law the signature of the president is required, each of the vice presidents shall possess the same power as the president to sign all certificates, contracts, obligations and other instruments of the corporation. Any vice president shall perform such other duties and may exercise such other powers as from time to time may be assigned to such vice president by these Bylaws or by the Board of Directors or by the president.

Section 9. The secretary of the corporation, if present, shall act as secretary of, and keep the minutes of, all the proceedings of the meeting of the stockholders and of the Board of Directors and of any committee of the Board of Directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned to the secretary by the president or the Board of Directors; and, in general, shall perform all duties incident to the office of secretary.

Section 10. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties, in such sum and with such surety or sureties as the Board of Directors shall determine. The treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the corporation and shall have the care and custody of all funds and securities of the corporation. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as treasurer and shall perform such other duties as may be assigned to such treasurer by the president or the Board of Directors; and, in general, shall perform all duties incident to the office of treasurer.

Section 11. The salaries of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving a proper compensation therefor.

ARTICLE VI

Contracts, Loans, Checks, Deposits, Etc.

Section 1. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, issued in the name of the corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances; and unless so designated by the Board of Directors or in these Bylaws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

Section 2. No loan shall be contracted on behalf of the corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors any part of or all the properties, including contract rights, assets, business or good will of the corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, and of the interest thereon, by instruments executed and delivered in the name of the corporation.

Section 3. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the corporation, checks, drafts and other orders for the payment of money which are payable to the order of the corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be designated by the Board of Directors.

Section 4. Unless otherwise provided by resolution adopted by the Board of Directors, the president or any vice president may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the president or any vice president may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the president or any vice president may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as such officer may deem necessary in order that the corporation may exercise such powers and rights.

ARTICLE VII

Shares and Their Transfer

Section 1. No holder of any of the shares of common stock of the corporation (excluding (x) shares of common stock of the corporation issued upon conversion of the preferred stock of the corporation and (y) shares of common stock of the corporation that constitute Tender Offer Shares (as defined below), provided in each case, that such shares are not Transferred or proposed to be Transferred to a Competitor (as such term is defined in that certain Amended and Restated Investors’ Rights Agreement, dated June 28, 2019, by and among the corporation and the investors that are parties thereto) after such conversion or the consummation of the Tender Offer) (the “Common Stock”) may sell, transfer, assign, pledge, or otherwise dispose of or encumber any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) without the prior written consent of the corporation, upon duly authorized action of its Board of Directors, unless such Transfer of Common Stock constitutes (a) a Transfer to a person or entity who, directly or indirectly, controls, is controlled by, or is under common control with the transferor, including without limitation any general partner, managing member, officer or director of such holder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or common investment management with, such holder, (b) in regards to a transferor that is a bona fide institutional venture capital fund, a Transfer to its partners and members or former partners or former members, as applicable, or (c) a Transfer for bona fide estate planning purposes, to a member of such transferor’s immediate family or to any custodian or trustee for the account of such transferor or such transferor’s immediate family or to any limited partnership of which the transferor, members of such transferor’s immediate family or any trust for the account of such transferor or such transferor’s immediate family will be the general or limited partner(s) of such partnership. The corporation may withhold such consent for any legitimate corporate purpose, as determined by the Board of Directors. Examples of the basis for the corporation to withhold its consent include, without limitation, (i) if such Transfer is to be made to individuals, companies or any other form of entity identified by the corporation as a potential competitor or considered by the corporation to be unfriendly; or (ii) if such Transfer increases the risk of the corporation having a class of security held of record by 2,000 or more persons, or 500 or more persons who are not accredited investors (as such term is defined by the SEC), as described in Section 12(g) of the 1934 Act and any related regulations, or otherwise requiring the corporation to register any class of securities under the 1934 Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the corporation in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer represents a Transfer of less than all of the shares then held by the stockholder and its affiliates or is to be made to more than a single transferee. For purposes of these Bylaws, the term “Tender Offer Shares” shall mean the shares of common stock Transferred to SoftBank Group Corp. (“SoftBank”) or its Affiliate pursuant to the tender offer contemplated by Section 1.3 of that certain Series B-2 Preferred Stock Purchase Agreement, by and between the corporation and SoftBank, dated June 28, 2019, (the “Purchase Agreement” and such transaction, the “Tender Offer”). For the avoidance of doubt, Tender Offer Shares shall continue to be Tender Offer Shares following any subsequent Transfer, provided that such shares are not Transferred (or proposed to be Transferred to a Competitor of the Company).

Section 2. If a stockholder desires to Transfer any shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares of Common Stock to be transferred, the proposed consideration, and all other material terms and conditions of the proposed transfer. Any shares of Common Stock proposed to be transferred to which Transfer the corporation has consented pursuant to paragraph (a) of this Section will first be subject to the corporation’s right of first refusal located in Article VIII of these Bylaws.

Section 3. At the option of the corporation, the holder of Common Stock shall be obligated to pay to the corporation a reasonable transfer fee related to the costs and time of the corporation and its legal and other advisors related to any proposed Transfer.

Section 4. Any Transfer, or purported Transfer, of shares of Common Stock not made in strict compliance with this Section shall be null and void, shall not be recorded on the books of the corporation and shall not be recognized by the corporation.

Section 5. The foregoing restrictions on Transfer shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended (the “1933 Act”).

Section 6. The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing Transfer restrictions are in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

Section 7. Every stockholder shall be entitled to have a certificate certifying the number of shares of stock of the corporation owned by such stockholder, signed by, or in the name of the corporation by the president or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation (except that when any such certificate is countersigned by a transfer agent other than the corporation or its employee the signatures of any such officers may be facsimiles). If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, or legends identifying such qualifications, limitations or restrictions, may be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except in the case of restrictions on transfers of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 8. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its, his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 9. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, subject to the provisions of these Bylaws, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 10. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

Section 11. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

Right of First Refusal

Section 1. No stockholder shall Transfer any shares of Common Stock except by a Transfer that meets the requirements set forth in this Article VIII, in addition to any other restrictions or requirements set forth under applicable law or these Bylaws.

(a)  If the stockholder desires to Transfer any of its, his or her shares of stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other material terms and conditions of the proposed transfer.

(b)  For 30 days following receipt of such notice, the corporation shall have the option to purchase up to all the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other Transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d) of this Section.

(c)  The corporation may assign its rights hereunder.

(d)  In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within 30 days after the Secretary of the corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

(e)  In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, subject to the corporation’s approval and all other restrictions on Transfer located in Article VII of these Bylaws, within the 60-day period following the expiration or waiver of the option rights granted to the corporation and/or its assignees(s) herein, Transfer the shares specified in said transferring stockholder’s notice that were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this Bylaw in the same manner as before said Transfer.

(f)  Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the right of first refusal in paragraph (a) of this Section:

(1)  A stockholder’s Transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general or limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such Transfer;

(2)  A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent Transfer of said shares by said institution shall be conducted in the manner set forth in this Bylaw;

(3)  A stockholder’s Transfer of any or all of such stockholder’s shares to the corporation or to any other stockholder of the corporation;

(4)  A stockholder’s Transfer of any or all of such stockholder’s shares to a person who, at the time of such Transfer, is an officer or director of the corporation;

(5)  A corporate stockholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

(6)  A corporate stockholder’s Transfer of any or all of its shares to any or all of its stockholders;

(7)  A Transfer by a stockholder that is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests;

(8)  A Transfer by a stockholder that is a limited liability company to any or all of its members or former members in accordance with limited liability company interests; or

(9)  A Transfer by a stockholder to a person or entity who, directly or indirectly, controls, is controlled by, or is under common control with such holder, including without limitation any general partner, managing member, officer or director of such holder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or common investment management with, such holder

(10)  A Transfer of common stock issued upon conversion of the preferred stock of the Company.

(11)  In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section and any other restrictions set forth in these Bylaws, and there shall be no further Transfer of such stock except in accord with this Section and the other provisions of these Bylaws

(g)  The provisions of this Bylaw may be waived with respect to any Transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of both (i) the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder) and (ii) the Requisite Holders (as defined in the certificate of incorporation). This Bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

(h)  Any Transfer, or purported Transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Bylaw are strictly observed and followed.

(i)  The foregoing right of first refusal shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended.

(j)  The certificates representing shares of Common Stock of the corporation that are subject to the right of first refusal in paragraph (a) of this Section shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(k)  To the extent this Section conflicts with any written agreements between the corporation and the stockholder attempting to Transfer shares, such agreement shall control.

ARTICLE IX

Indemnification

Section 1. Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Delaware General Corporation Law (“DGCL”) or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under Section 4 of this Article IX.

Section 2. Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

Section 3. Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5 of this Article IX, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

Section 4. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise as a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the certificate of incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

Section 6. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

Section 8. Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

Section 9. Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under applicable law.

Section 10. Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(a)  The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)  The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c)  The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d)  References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)  References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE X

General Provisions

Section 1. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 2. The corporate seal shall be in such form or forms as from time to time may be adopted by the Board of Directors.

Section 3. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the DGCL, the certificate of incorporation or these Bylaws of the corporation; or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.

ARTICLE XI

Amendments

Section 1. Subject to Section 11 of Article II and Section 10 of Article III, these Bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

* * *

CERTIFICATE OF SECRETARY OF

Berkshire Grey, Inc.

June 28, 2019

The undersigned hereby certifies that he is the duly elected and acting Secretary of Berkshire Grey, Inc., a Delaware corporation (the “Corporation”), and that the Amended and Restated Bylaws attached hereto constitute the bylaws of the Corporation as duly adopted by the Action By Unanimous Written Consent of the Board of Directors of the Corporation on June 28, 2019.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name on the date first set forth above.

/s/ Thomas Wagner
Thomas Wagner, Secretary